UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported):  March  31,  2000


                                   NETTAXI.COM
                                   -----------
             (Exact name of registrant as specified in its charter)

                                    000-26109
                                    ---------
                            (Commission File Number)

             Nevada                                    82-0486102
             ------                                    ----------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

                      1696 Dell Avenue, Campbell, CA  95008
                      -------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (408)879-9880
                                                           -------------


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ITEM  5.     OTHER  EVENTS

     On March 31, 2000, we filed a Complaint in the Superior Court of the State of California for the County of Santa Clara against RGC International Investors LDC and certain RGC affiliates, seeking declaratory relief regarding our ability to prepay the outstanding balance of our 5% convertible debentures held by RGC. Prior to filing the Complaint, we tendered to RGC the sum of $2,558,800 as payment in full of the outstanding principal and interest of the convertible debentures. The Complaint also seeks damages in excess of $20,000,000 for fraud and breach of fiduciary duty and rescission of the underlying securities purchase agreement and restitution, and requests injunctive relief against further wrongful conduct by RGC as well as an award of attorneys' fees and costs.

     The factual basis for our Complaint stems from the March 31, 1999 securities purchase agreement between RGC and Nettaxi.com whereby RGC loaned us the sum of $5,000,000 in exchange for convertible debentures containing our promise to repay this sum, convertible into shares of our common stock at the applicable conversion price, conversion options giving RGC the right to purchase the same number of shares as are converted at the same price and warrants to purchase up to 150,000 shares of our common stock.

     The debentures were convertible at the option of the holder into that number of shares of our common stock equal to the principal amount of the debentures to be converted including accrued interested, divided by the conversion price, which is equal to the "applicable percentage" multiplied by the lesser of (i) the average of the lowest closing bid prices for our common stock on any three trading days, which need not be consecutive, during the 22 consecutive trading day period ending one trading day prior to the conversion of the debentures or (ii) $11.88, subject to adjustment for stock splits, stock dividends, and similar events. Initially, the applicable percentage was 100%; however, it was reduced to 80% when we did not secure the listing or quotation of our common stock on the Nasdaq National Market by September 27, 1999. In addition, at the time that a holder converts all or any portion of the debentures, such holder has an "investment option" which gives the holder a right to purchase one additional share of common stock for every share of common stock issuable as a result of such conversion at an exercise price equal to the applicable conversion price.

     Our Complaint alleges that we were induced to enter into the securities purchase agreement and accompanying agreements in reliance upon certain promises and representations made by RGC, including representations that (i) RGC would be our "partner" for future rounds of financing; (ii) RGC would avoid taking any action which might harm us or our stockholders; (iii) RGC would use its best efforts to promote our growth and expansion; (iv) RGC would not place its own interests above ours; (v) RGC, when converting the debentures to common stock, would not detrimentally impact the value of our common stock; (vi) RGC would only sell our common stock in a strong market; (vii) RGC would assist us in listing our common stock on NASDAQ and positioning our stock for a secondary public offering; (viii) RGC would provide us with additional financing when needed; and (ix) we could prepay any debt to RGC, including the convertible debentures, using outside financing.


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     Our  Complaint  alleges  that  at  the  time  RGC  made  these promises and representations, it knew them to be false and did not intend to perform them. Rather, we believe that RGC's actual intent was to manipulate the price of our common stock through short sales and cause the common stock price to decline, thus obtaining a more favorable conversion price. Beginning in April 1999, the price of a share of our common stock declined from $32.00 to approximately $5.00 in November 1999. During the same period, RGC denied our requests for additional financing and refused to approve financing proposals from third parties.

     Commencing in November 1999, RGC began to convert the convertible debentures and exercise its investment option. We believe RGC immediately sold the resulting common stock into the open market. We believe that as a direct result of this conduct, the price of our common stock fell dramatically. The conversion price decreased accordingly. Given this impact of the convertible debentures, the formula for determining the conversion price, and the lack of a fixed conversion price, NASDAQ refused to list our common stock.

     As of March 31, 2000, $2,600,000 principal amount of the debentures, plus accrued interest thereon had been converted into 1,434,695 shares of our common stock by RGC and RGC had exercised its investment options to purchase an additional 1,434,695 shares of common stock. As of March 15, 2000, the $2,400,000 principal amount of the convertible debentures, plus an amount equal to 5% of such principal amount accrued since March 15, 1999, could have been converted into common stock at a conversion price of $1.1416 per share.

     Shortly after tendering the funds to RGC to repay the convertible debentures and filing the Complaint, we received from RGC a mandatory redemption notice demanding immediate redemption by us of RGC's outstanding convertible debentures. In its notice, RGC claimed that its right to redemption is based upon our alleged failure to maintain registration under the Securities Act of 1933, as amended, of the shares of Nettaxi.com common stock underlying the convertible debentures or otherwise issuable under the investment option. In May 1999, we filed a registration statement on Form S-1 (File No. 333-78129) covering approximately 200% of the number of shares of common stock then issuable upon conversion of the convertible debentures and exercise of RGC's investment option and warrants. This registration statement was declared effective on August 13, 1999. Due to the steep decline in our stock price, which we believe resulted from the actions of RGC, the conversion price of the convertible debentures has decreased since the effective date of the registration statement, and the number of shares issued or issuable pursuant to the convertible debentures and investment option has increased significantly. In fact, conversions of the convertible debentures by RGC depleted the shares available in the first registration statement, and between February 18, 2000 and February 23, 2000, additional RGC conversions resulted in the issuance of 734,026 shares of restricted common stock to RGC. Accordingly, we filed a new registration statement on Form S-1 (File No. 333-30074) covering additional shares of common stock. This registration statement was declared effective by the Securities and Exchange Commission on April 6, 2000.


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
     Under the terms of the convertible debentures and accompanying registration rights agreement, the failure to make available shares of registered common stock upon such conversions may have been deemed a default and may have constituted grounds for mandatory redemption of the convertible debentures with accompanying financial penalties. The mandatory redemption amount, including the penalty, claimed by RGC is equal to the "parity value" of the debentures to be redeemed, where the parity value means the product of (i) the highest number of shares of our common stock issuable upon conversion of or otherwise with respect to the debentures, including shares issuable upon exercise of the investment option, immediately preceding the redemption date, multiplied by (ii) the highest closing bid price of our common stock during the period beginning on the date of the event triggering mandatory redemption and ending one day prior to the redemption date; provided, however, that in no event would the redemption price be less than 120% of the sum of the then-outstanding principal amount of the debentures and all accrued and unpaid interest thereon at the time of the redemption. RGC claims that the mandatory redemption amount under the terms of the convertible debentures, including penalties, equals $33,239,116.41.

     On April 13, 2000, RGC International Investors, LDC filed a Notice of Removal which had the automatic effect of removing the litigation to the United States District Court for the Northern District of California (Case No. C-0020404 JF PVT. On April 14, 2000, RGC and certain of its affiliates filed a complaint in the United States District Court for the District of Delaware (Case No. 00-405) against us, seeking declaratory relief regarding the respective rights of RGC and Nettaxi.com under the securities purchase agreement and the convertible debentures. The Complaint also seeks damages in an amount not less than $33,239,116 for breach of the securities purchase agreement, the convertible debentures and the registration rights agreement and the accompanying duty of good faith and fair dealing and fraud, rescission of our February 2000 private placement for the alleged breach of RGC's right of first refusal in the securities purchase agreement and injunctive relief against registration of Nettaxi.com common stock in accordance with the February 2000 private placement. The Complaint also requests damages for allegedly libelous statements made by Nettaxi.com with reference to RGC in our registration statement on Form S-1 filed on April 3, 2000 (File No. 333-30074).

     On April 18, 2000 we filed an Application for Temporary Restraining Order and Order to Show Cause Regarding Preliminary Injunction seeking a temporary restraining order restraining RGC from seeking to convert their debenture into common stock and from selling shares of our common stock in their possession. The court has ordered RGC to file its opposition papers on or before Monday, April 24, 2000. The court presently intends to take the matter under submission and decide without oral argument.

     We intend to vigorously pursue our action against RGC, including our belief that we have the right to prepay the convertible debentures. We also intend to vigorously defend against the allegations set forth in RGC's complaint. However, there can be no assurance that we will be successful in our claims, that RGC will fail in its attempt to effect a mandatory redemption of the convertible debentures, or that if successful, that RGC will not be able to obtain the mandatory redemption amount it seeks and other damages and relief sought.

     The foregoing has included a brief description of some of the terms of the debentures and warrants. For a more detailed description of the rights of the holders of the debentures and warrants, please see the actual form of convertible debenture, securities purchase agreement and registration rights agreement that have been filed as exhibits to our registration statement on Form S-1 (No. 333-78129) declared effective by the Securities and Exchange Commission on August 13, 1999.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(c) Exhibits. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit Number    Description  of  Exhibit
--------------    ------------------------


*4.3 Convertible Debenture dated March 31, 1999 in favor of RGC International Investors, LDC

*10.30 Securities Purchase Agreement dated March 31, 1999 by and among RGC International Investors, LDC and the Company

*10.31 Stock Purchase Warrant dated March 31, 1999 by and among RGC International Investors, LDC and the Company

*10.32 Registration Rights Agreement dated March 31, 1999 by and among RGC International Investors, LDC and the Company

* Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1 (File No. 333-78129) which was declared effective on August 13, 1999.


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
                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           NETTAXI.COM

Date: April 20, 2000               By: /s/ Robert  A.  Rositano,  Jr.
                                           -------------------------------
                                           Robert A. Rositano, Jr.,
                                           Chief Executive Officer


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